                                                                   EXHIBIT 10.43
                                   SUBLEASE

                                   between

                    FEDERAL NATIONAL MORTGAGE ASSOCIATION

                                     and

                     UNIVERSAL TRADING TECHNOLOGIES CORP.



                              1900 Market Street
                          Philadelphia, Pennsylvania

                               TABLE OF CONTENTS
                               -----------------

Part                                                           Page
----                                                           ----
1.   Premises.................................................    1

2.   Term.....................................................    2

3.   Rent.....................................................    2

4.   Use and Occupancy Tax....................................    4

5.   Use......................................................    4

6.   Improvements.............................................    5

7.   Repairs and Maintenance..................................    5

8.   Insurance................................................    6

10.  Building Services........................................    7

11.  Assignment and Subletting................................    7

12.  Sublease Subject to Master Lease.........................    8

13.  Successors and Assigns...................................    8

14.  Default..................................................    9

15.  Access...................................................   12

16.  Fire and Casualty........................................   12

17.  Condemnation.............................................   13

18.  Holding Over.............................................   14

19.  Broker's Commissions.....................................   14

20.  Security Deposit.........................................   15

21.  Lease Purchase of Sublessor's Personalty.................   15

22.  Right to Relocate........................................   17

23.  Right of First Notification Regarding Contiguous Space...   17

24.  ERISA Representations....................................   18

25.  Quiet Enjoyment..........................................   18

Part                                                           Page
----                                                           ----
26.  Guaranty.................................................   18

27.  General Provisions.......................................  _18__

Exhibits
--------

Exhibit A -- Diagram of Subleased Premises
Exhibit B -- Pertinent Portions of Master Lease
Exhibit C -- Consent to Sublease
Exhibit D -- Sublessor's Personalty

                      UNIVERSAL TRADING TECHNOLOGIES CORP.

                                   SUBLEASE
                                   --------


          THIS SUBLEASE is made and entered into as of the 15th day of July, 1996, by and between the FEDERAL NATIONAL MORTGAGE ASSOCIATION, a federally chartered corporation ("Sublessor"), and UNIVERSAL TRADING TECHNOLOGIES CORP., a Delaware corporation ("Subtenant").


                                   RECITALS:
                                   --------

          This Sublease is made with reference to the following:

     A. Sublessor is leasing certain space (the "Main Premises") in an office building located at 1900 Market Street, Philadelphia, Pennsylvania (the "Building"), pursuant to that certain Lease Agreement dated August 7, 1992, between Institutional Property Assets ('Master Lessor"), as landlord, and Sublessor, as tenant (as amended from time to time, the "Master Lease"), pertinent portions of which have been furnished to Subtenant and are attached hereto as Exhibit B.
          ---------

     B. Subtenant desires to sublease from Sublessor approximately nine thousand eight hundred ninety six (9,896) square feet of rentable area on the 7th floor of the Building (the "Subleased Premises"). The Subleased Premises are depicted as Area A on the floor plan attached hereto as Exhibit A.
                                                        ---------

     C. Sublessor is agreeable to subleasing the Subleased Premises to Subtenant upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the rents and other sums herein agreed to be paid to Sublessor and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1.   Premises and Subtenant's Proportionate Share. Sublessor hereby
               --------------------------------------------
subleases the Subleased Premises to Subtenant for the rent and upon the terms and conditions set forth herein. Subtenant hereby rents the Subleased Premises from Sublessor in accordance with the terms and conditions set forth herein. This Sublease includes the right, together with Sublessor, to use the restrooms, elevator lobby, and common hallways located on the 7th floor within the Main Premises, or other common areas in the Building, subject to any rules and regulations promulgated by Master Lessor with respect to such use, but includes no other rights not specifically set forth herein. It is expressly agreed that notwithstanding anything contained in this- Sublease, between July 15, 1996 and July 31, 1996, Subtenant shall have the right to occupy only the space marked "Proposed Computer Area" in the attached Exhibit A (and such reasonable adjacent
                                         ----------
space as

Subtenant shall reasonably require) for the purposes of constructing a computer room, and shall not have the right to occupy the entire Subleased Premises until August 1, 1996. Subtenant shall use reasonable efforts to minimize any disturbance to Sublessor during construction of the computer room. Sublessor and Subtenant agree that the rentable square footage of the Subleased Premises for all purposes under this Sublease shall be deemed nine thousand eight hundred ninety six (9,896) square feet. Notwithstanding the foregoing, in the event of any variance in actual area, the Rent shall not change, subject to the provisions of section 3(a)(ii) hereof.

          2.   Term. The term of this Sublease (the "Term") shall be for a
               ----
period of 8 years 10 1/2 months. The Term shall commence on July 15, 1996 (the "Sublease Commencement Date"), and shall expire on May 31, 2005, unless sooner terminated pursuant to any provision herein. Subtenant shall have no right to renew or extend the term of this Sublease.

          3.   Rent.
               ----

               (a) Subtenant shall pay to Sublessor as rent (the "Rent") for the Subleased Premises during the Term the following amounts:

                    (i) During the period commencing August 1, 1996 through July 31, 2001, Subtenant shall pay the amount of $717,460.00. The forgoing sum represents rent of $14.50 per rentable square foot per year for the Subleased Premises during the referenced time period (5 years). The monthly Rent payable during this time period shall be $11,957.67.

                    (ii) During the time period commencing August 1, 2001 through May 31, 2005, Subtenant shall pay the amount of $606,954.67 plus the "Rent Adjustment" as defined below. The foregoing sum of $606,954.67 represents rent of $16.00 per rentable square foot per year for the Subleased Premises during the referenced time period (4 years, 10 months). The monthly Rent payable during this time period shall be $13,194.67 plus the monthly share of the Rent Adjustment. The "Rent Adjustment" shall equal the rentable square feet comprising the Subleased Premises as of August 1, 2001 multiplied by the sum of the increases in the annual Building "Expenses" (as that term is defined in the Master Lease) per square foot between the Sublease Commencement Date and July 31, 2001. For the purposes of calculating the Rent Adjustment, the base year Expenses as of the Sublease Commencement Date shall be deemed to equal $8.33 per square foot and the Expenses shall be subject to a cap on annual increases equal to 40 of the base year Expenses (i.e., $0.33 per square foot). The Rent payable by Subtenant may not decrease as a result of a decrease in the Expenses.

               (b) Rent shall be divided into twelve equal monthly installments and shall be payable by Subtenant in advance on the fifth day of the month of each calendar month of the Term. There shall be no Rent due for the period commencing on July 15, 1996 and ending on July 31, 1996. All rent and other sums payable by Subtenant hereunder shall be paid to Sublessor in lawful money of the United States, without any prior demand therefor and without any deduction or setoff whatsoever, at such place as Sublessor shall from time to time designate. Notwithstanding the foregoing, Subtenant shall pay the first full month's installment of Rent payable hereunder at the time it executes this Sublease.

               (c) Subtenant covenants and agrees to pay Sublessor as additional rent (i) electric energy costs as more particularly described below, and (ii) the charges of Sublessor or Master Lessor for any services other than basic utilities provided by Sublessor or Master Lessor to Subtenant upon the express written request of Subtenant to Sublessor and at the election of Sublessor or Master Lessor. Subtenant acknowledges and agrees that electric energy costs shall be separately metered (such separate metering to be installed at Sublessor's expense) for the Subleased Premises. Sublessor shall cause the submeter to be installed as soon as possible on or after July 15, 1996. Subtenant's responsibility for payment of the electric costs shall commence upon installation of the submeter. Sublessor shall forward to Subtenant all bills for electric costs relating to the Subleased Premises which Subtenant shall pay to Sublessor as provided in Subsection (d) below.

               (d) Except as otherwise provided in this Sublease, any additional rent owed by Subtenant to Sublessor, and any cost, expense, damage or liability incurred by Sublessor for which Subtenant is liable under this Sublease, shall be paid by Subtenant to Sublessor on or before the later of (i) fifteen (15) days after the date Sublessor notifies Subtenant of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of Rent is due after the date Sublessor notifies Subtenant of the amount of such additional rent or such cost, expense, damage or. liability. if any payment hereunder is due after the end of the Term, such payment shall be made by Subtenant to Sublessor not later than fifteen (15) days after Subtenant receives written notification from Sublessor of the amount of such payment to be made by Subtenant. Any liability of Sublessor or Subtenant to the other party existing hereunder at the expiration or earlier termination of the Sublease shall survive such expiration or termination.

               (e) All Rent, additional rent and other sums payable by Subtenant hereunder shall be paid to Sublessor in lawful money of the United States, without any prior demand therefor and without any deduction, abatement or setoff whatsoever, at such place as Sublessor shall from time to time designate. Except for the Rent Adjustment, Subtenant shall not be responsible for any additional increase in base Rent or Building operating expenses.

          4.   Use and Occupancy Tax. Subtenant shall be responsible for payment
               ---------------------
of the Business Use and Occupancy Tax imposed by the School District of Philadelphia (Philadelphia Code Section 19-1806) as amended from time to time, and any similar taxes, charges or impositions (together "taxes") of a taxing authority to the extent that such taxes are assessed with respect to Subtenant's use or occupancy of the Subleased Premises. Notwithstanding the foregoing Subtenant shall not be responsible for any portion of ad valorem real estate taxes assessed by the City of Philadelphia against the Building, except as included in the Expenses and chargeable to Subtenant as part of the Rent Adjustment.

          5.   Use.
               ---

               (a) Subtenant shall use and occupy the Subleased Premises solely as general offices and computing facilities subject to all applicable zoning, building, health and other similar regulations and shall not use the Subleased Premises for any other purpose without the prior written consent of Sublessor. Subtenant shall not use or occupy the Subleased Premises in a manner which will violate any applicable laws, orders or regulations or any federal, state, county or municipal governments or authorities or any order or direction of any act or thing upon the Subleased Premises which will invalidate or be in conflict with any of Master Lessor's fire insurance policies covering the Building or which would violate any regulation, requirement or directive of the Board of Fire Underwriters, or any similar body, nor shall it do any act or thing upon the Subleased Premises or in the Building which would or might subject Master Lessor to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on by Subtenant in the Subleased Premises or for any other reason. If by reason of Subtenant's failure to comply with the provisions of this paragraph, the fire insurance rate for Master Lessor's policies at the beginning of the Term of this Sublease or any time thereafter is higher than it otherwise would be, then Subtenant shall reimburse Sublessor as additional rent hereunder, for that part of all such fire insurance premiums thereafter required to be paid by Sublessor to Master Lessor under the Master Lease on account of such failure to comply.

               (b) Subtenant shall not use the Subleased Premises, or permit the Subleased Premises to be used, in any manner that is impermissible under the Master Lease, that constitutes a public or private nuisance or that interferes with the lawful use of the Building by Master Lessor, Sublessor or any other tenant of the Building. Subtenant shall observe and comply with Master Lessor's Rules and Regulations attached to the Master Lease as Exhibit B and such other rules
                                                ---------
and regulations as may be established by Master Lessor pursuant to the Master Lease.

          6.   Improvements.
               ------------

               (a) Subtenant agrees to accept the Subleased Premises in their current "as is" condition, Sublessor having no obligation to make any improvements to the Subleased Premises of any kind whatsoever, except for the construction of a demising wall (to be completed on or before August 1, 1996) in the location shown on Exhibit A and the installation of a separate electric
                      ---------
utility submeter. Subtenant understands and agrees that Sublessor will remove all furniture, fixtures, appliances and built-in cabinets and seating from the lunch room area only prior to August 1, 1996. Occupancy of the Subleased Premises by Subtenant shall constitute acceptance and approval by Subtenant of the condition of the Subleased Premises.

               (b) Subtenant shall not make or install any additions, renovations, alterations, improvements or changes in or to the Subleased Premises, including the walls, floors, ceilings and fixtures located therein (collectively, "Improvements"), without first obtaining the prior written approval of Sublessor, which approval shall not unreasonably be withheld but which may be conditioned upon the satisfaction of any reasonable conditions or restrictions that Sublessor deems appropriate, including without limitation, obtaining the prior approval of Master Lessor, if, to the extent and in the manner required pursuant to the Master Lease. All Improvements made to the Subleased Premises shall remain upon and be surrendered with the Subleased Premises at the end of the Term in good order and repair except for ordinary wear and tear and repairs made necessary by fire or other casualty. Any work done by or for Subtenant with respect to the Subleased Premises shall be at Subtenant's sole cost and expense including, without limitation, any changes or upgrades to the HVAC system (heat pump, heat pump distribution, air balancing, etc.) with respect to the Subleased Premises necessary as a result of this Sublease and Subtenant's use of the Subleased Premises as a computing facility.

          7.   Repairs and Maintenance. Throughout the Term, Subtenant shall, at
               -----------------------
its sole cost and expense, keep and maintain the Subleased Premises, every part thereof and all property located therein in neat and orderly condition and shall promptly make all repairs thereto which are made necessary as a result of any misuse or neglect by Subtenant, its agents, employees, contractors, workmen, or invitees, excepting any repairs made necessary by fire or other casualty and ordinary wear and tear. Sublessor shall have the right to make any repairs to the

Subleased Premises which Subtenant does not make within ten (10) days after receipt of written notice from Master Lessor or Sublessor of the need for such repairs (except in the event of emergencies, in which event Sublessor shall have the right to make such repairs without prior notice), and Subtenant shall reimburse Sublessor for all actual costs and expenses incurred in connection with such repairs. Upon the expiration or termination of this Sublease, Subtenant shall surrender the Subleased Premises broom clean, free of Subtenant's personal property and in good order and repair except for ordinary wear and tear and damage caused by fire or other casualty.

          8.   Insurance. Throughout the Term, Subtenant shall obtain and
               ---------
maintain, with a company or companies licensed to do business in the Commonwealth of Pennsylvania and approved by Sublessor, a broad form comprehensive general liability insurance policy against bodily and personal injury or death and property damage in or upon the Subleased Premises or the Building with minimum coverage amounts as reasonably required by Sublessor from time to time. On or before the Sublease Commencement Date, Subtenant shall obtain such insurance with a comprehensive single limit of not less than Three Million Dollars ($3,000,000). In addition, subtenant shall obtain and maintain fire and extended coverage insurance with a company or companies approved by Sublessor covering Sublessor's Personalty (hereinafter defined) all of Subtenant's personal property and all improvements in the Subleased Premises at full replacement value. Each policy required to be maintained by Subtenant hereunder shall name Master Lessor and Sublessor as additional insureds thereunder and shall contain an endorsement prohibiting cancellation or a material change in coverage as it pertains to the Subleased Premises without first giving Sublessor at least thirty (30) days' prior written notice. Certificates evidencing such insurance shall be delivered to Sublessor on or before the Sublease Commencement Date and thereafter at least forty-five (45) days prior to such policy expiration date.

          9.   Waiver and Indemnification. Subtenant hereby waives all rights of
               --------------------------
recovery against Sublessor and its officers, agents and employees for any loss or damage to any property of or injury to Subtenant or its officers, employees, agents, guests, or invitees which occurs in or arises out of the use, condition or occupancy of the Subleased Premises or any other part of the Building or which results from the action or inaction of Master Lessor or its agents or employees, except to the extent such loss, damage or injury is the result of the negligence or willful misconduct of Sublessor or Sublessor's officers or employees. In addition, Subtenant hereby waives all rights of recovery against Sublessor and its officers and employees to the extent of any insurance either maintained or required to be maintained by Subtenant pursuant to this Sublease, whichever is greater. Furthermore, Subtenant agrees to indemnify and hold Sublessor and its officers harmless from and against any and all losses, damages, liabilities, actions, claims, costs and expenses, including court costs and reasonable attorneys' fees, arising out of or relating to: (i) Subtenant's use or occupancy of the Subleased Premises, or use of any other portion of the Building; (ii) any act or omission by Subtenant or any of its officers, employees, agents, guests or invitees; (iii) the making or installation of Improvements in or to the Subleased Premises by or at the direction of Subtenant; or (iv) any failure by Subtenant to observe or perform any of the covenants or obligations required of Subtenant under this Sublease, including, without limitation, Subtenant's obligations to comply with the requirements of the Master Lease as set forth in Paragraph 12 hereof unless such failure to comply is the result of the willful or grossly negligent actions of Sublessor or Sublessor's officers, agents, employees, contractors, guests or invitees. Subtenant's obligations under this Paragraph 9 shall survive the expiration or termination of this Sublease.

          10.  Building Services. Master Lessor has agreed to furnish certain
               -----------------
utilities and services to Sublessor, as set forth in Section 14 of the Master Lease. Sublessor agrees that, to the extent any utilities and services are furnished to the Subleased Premises, Subtenant shall be entitled to the use and benefit of such utilities and services without any additional charge to Subtenant; however, Sublessor shall not have any liability or responsibility to Subtenant for the quality or quantity of such utilities and services, for any interruption, failure or disruption in the provision of such utilities and services or for any other action or omission of Master Lessor unless such interruption, failure or disruption of utilities is the result of the willful or grossly negligent actions of Sublessor or Sublessor's officers, agents, employees, contractors, guests or invitees. In the event that Master Lessor fails-to furnish such utilities and services to the Subleased Premises in accordance with the Master Lease, Sublessor agrees that it will use its reasonable efforts to cause the Master Lessor to do so.

          11.  Assignment and Subletting. Subtenant shall not assign, pledge, or
               -------------------------
encumber this Sublease or any interest herein, further sublease the Subleased Premises or any part thereof or permit anyone other than Subtenant's employees or invitees to use the Subleased Premises (collectively referred to herein as a "Transfer"). Any attempted Transfer of Subleased Premises, whether voluntary or involuntary, shall constitute a default hereunder for which Sublessor shall have all of the remedies set forth in Paragraph 14 hereof. In addition, any such attempted Transfer shall be void and shall, at the option of Sublessor, terminate this Sublease.

          12.  Sublease Subject to Master Lease.
               --------------------------------

               (a) Subtenant acknowledges that the rights it is hereby acquiring in and to the Subleased Premises are derived from the Master Lease and that the rights, terms and conditions of this Sublease are in all respects subordinate to the Master Lease. Subtenant agrees to be bound by the terms of Articles 2, 7, 8, 9, 10A, 11, 12, 13, 14, 15, 16, 17, 18, 21, 22, 23, 24, 25,
26, 30, 31, 33, 34, 35, 37, 38, 39, 40, 41 and 42 of the Master Lease, and to
perform with respect to the Subleased Premises each and every obligation of Sublessor pursuant to the aforementioned Articles of the Master Lease, (other than the obligation to pay rent and additional rent which obligations shall be determined solely by reference to this Sublease) as if each such term, condition, covenant and obligation were set forth in full in this Sublease. In the event of any conflict between the Master Lease and this Sublease, the terms of this Sublease shall govern the relationship between Sublessor and Subtenant. Notwithstanding anything to the contrary herein, it is further agreed that, in the event the Master Lease terminates for any reason, this Sublease and all rights of Subtenant in and to the Subleased Premises shall automatically terminate on the date the Master Lease terminates, and Sublessor shall not have any liability to Subtenant whatsoever as a result of such termination.

               (b) Notwithstanding anything to the contrary herein or in the Master Lease, Sublessor shall have no obligation to perform any of the terms, covenants and conditions contained in the Master Lease to be performed by the Master Lessor. Without limiting the foregoing, Sublessor shall have no obligation to provide any or all of the services, utilities, insurance, work, alterations, repairs or maintenance to be provided by the Master Lessor under the Master Lease, and Sublessor shall in no way be liable to Subtenant for any failure of the Master Lessor to provide such services, utilities, insurance, work, alterations, repairs or maintenance unless such failure is the result of the willful or grossly negligent actions of Sublessor or Sublessor's officers, agents, employees, contractors, guests or invitees.

               (c)  Attached hereto as Exhibit C is a copy of the Consent to
                                       ---------
Sublease executed by Master Lessor, Sublessor and Subtenant, the terms of which are incorporated herein and made a part hereof.

          13.  Successors and Assigns. Subject to the restrictions on assignment
               ----------------------
and subletting by Subtenant, this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their successors, assigns and legal representatives.

          14.  Default.
               -------

               (a) The following events shall each constitute a default by Subtenant hereunder:

                    (i) Subtenant's failure to pay, when due, any rental or other payment required to be paid by Subtenant hereunder, including, without limitation, the lease payments for the furniture as set forth in Paragraph 21 hereof;

                    (ii) Subtenant's failure to observe or perform any covenant, obligation or condition required to be observed or performed by Subtenant hereunder, which is not also a violation of any term, condition, covenant or obligation of Sublessor under the Master Lease, if such failure continues for fifteen (15) days after receipt of written notice thereof from Sublessor to Subtenant unless such default cannot be cured within such fifteen
(15) day period, in which case Subtenant shall be entitled to a reasonable time to cure such default provided that Subtenant promptly commences to cure such default within such fifteen (15) day period and proceeds diligently thereafter to complete such cure;

                    (iii) Subtenant's failure to observe or perform any covenant, obligation or condition required to be observed or performed by Subtenant hereunder, which is also a violation of any term, condition, covenant or obligation of Sublessor under the Master Lease, if such failure continues for five (5) days after receipt of written notice thereof from Sublessor to Subtenant (provided, however, that Sublessor may at any time elect to cure such failure); or

                    (iv) if Subtenant, or any subsidiary, parent or affiliate of Subtenant makes an assignment for the benefit of creditors, or if a receiver shall be appointed for any such parties, or if any of such parties is the subject of a bankruptcy, reorganization or insolvency proceeding (voluntarily or involuntarily) and, in the case of an involuntary proceeding under the Federal Bankruptcy Code, if such proceeding shall not be dismissed within thirty (30) days after the commencement thereof.

               (b) In the event of any default by Subtenant (and in the event of a failure by Subtenant under Paragraph 14 (a)(iii)), Sublessor shall have all of the rights and remedies set forth in Sections 21 and 22 of the Master Lease with respect to a default by "Tenant" thereunder, in addition to all other rights and remedies available to Sublessor at law and in equity. In the event that Subtenant fails to observe or perform any covenant, obligation or condition required to be observed or performed by Subtenant, subject to any applicable grace period (except that Sublessor may elect to take action prior to the grace period applicable to a failure under Paragraph 14 (a)(iii)), Sublessor may cure such failure and by written notice to Subtenant, charge to Subtenant all actual costs and expenses (including but not limited to, reasonable attorneys' fees) incurred in curing such failure of Subtenant as additional rent hereunder. Such additional rent, if not paid on the date specified in Sublessor's notice to Subtenant, shall be subject to the late charge, and with such late charge shall bear interest until paid, as provided in Paragraph 14(c) hereof. Sublessor and Subtenant agree that Sublessor shall have the right to injunctive or other equitable relief in the event of a breach or threatened breach by Subtenant of any of the agreements, conditions, covenants or terms hereof, including but not limited to, Paragraph 11 hereof. All rights and remedies of Sublessor shall be cumulative, and the exercise of any one or more of such rights or remedies shall not impair Sublessor's right to exercise any other right or remedy, either concurrently or at any later time.

               (c) If Subtenant fails to make any payment hereunder on or before the date such payment is due and payable (without regard to any grace periods specified herein), Subtenant shall pay to Sublessor, as additional rent hereunder, a late charge equal to five percent (5%) of the amount of such late payment. In addition, such payment shall bear interest at an interest rate equal to two (2) whole percentage points above the prime rate published from time to time in the money Rates Section of the Wall Street Journal from the date such payment or late charge, respectively, became due through the date of payment thereof by Subtenant; provided, however, that nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum rate then allowed by law.

               (d) UPON THE OCCURRENCE OF ANY DEFAULT, SUBTENANT HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR SUBTENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR RENT, ADDITIONAL RENT, OR OTHER CHANGES OR EXPENSES AGREED TO BE PAID BY SUBTENANT HEREUNDER AND TO SIGN FOR SUBTENANT AN AGREEMENT FOR ENTERING INTO ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS FOR THE RECOVERY OF RENT, ADDITIONAL RENT OR OTHER CHARGES OR EXPENSES AND, IN SAID SUITS OR IN SAID AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST SUBTENANT FOR ALL OR ANY PART OF SUCH RENT, ADDITIONAL RENT, INCLUDING, AT SUBLESSOR'S OPTION, THE RENT FOR THE LESSER OF ONE YEAR OR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS SUBLEASE, AND ANY OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY SUBTENANT DURING SUCH PERIOD, AND FOR INTEREST AND COSTS TOGETHER WITH AN ATTORNEY'S COMMISSION OF FIVE PERCENT (5%) THEREOF. SAID AUTHORITY SHALL NOT BE EXHAUSTED BY ANY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AND AS OFTEN AS ANY OF SAID RENT, ADDITIONAL RENT OR OTHER CHARGES RESERVED AS RENT SHALL FALL DUE

OR BE IN ARREARS AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE ORIGINAL TERM. IN ANY AMICABLE ACTION FOR RENT OR CHARGES HEREUNDER, SUBLESSOR SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS SUBLEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

               (e) IF SUBLESSOR SHALL EXERCISE ITS RIGHT TO TERMINATE THIS SUBLEASE DUE TO A DEFAULT BY SUBTENANT, AND ALSO WHEN AND AS SOON AS THE TERM SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR THE SUBTENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION AND JUDGMENT IN EJECTION AGAINST SUBTENANT AND ALL PERSONS OR ENTITIES CLAIMING UNDER SUBTENANT FOR THE RECOVERY BY SUBLESSOR OF POSSESSION OF THE SUBLEASED PREMISES, FOR WHICH THIS SUBLEASE SHALL BE SUFFICIENT WARRANT; WHEREUPON, IF SUBLESSOR SO DESIRES, A WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT, IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE SUBLEASED PREMISES SHALL REMAIN IN OR BE RESTORED TO SUBTENANT, SUBLESSOR SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR UPON THE TERMINATION OR EXPIRATION OF THIS SUBLEASE, TO BRING ONE (1) OR MORE AMICABLE ACTION OR ACTIONS TO RECOVER POSSESSION OF THE SUBLEASED PREMISES. IN ANY AMICABLE ACTION OF EJECTMENT, .SUBLESSOR SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, AND, IF A TRUE COPY OF THIS SUBLEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

               (f) Subtenant releases to Sublessor, and to any and all attorneys who may appear for subtenant, all errors in any proceedings taken by Sublessor, whether by virtue of the powers of attorney contained in this Sublease or not, and all liability therefor. Subtenant expressly waives the benefits of all laws, now or thereafter in force, exempting any property within the Subleased Premises or elsewhere from distraint, levy or sale. Subtenant further waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees except as otherwise provided herein that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

               (g) In the event the Sublessor institutes legal action to enforce its remedies and obtains a final judgment under this Paragraph 14, Subtenant shall be required to pay as additional rent, all costs of such action together with all reasonable attorney fees.

          15.  Access. In addition to Master Lessor's rights of access pursuant
               ------
to the Master Lease, at all times during the Term, Sublessor and its officers, employees and representatives shall have the right, upon reasonable notice, to enter the Subleased Premises for the purposes of inspecting or making repairs, alterations or additions to the Subleased Premises or to any other portion of the Main Premises.

          16.  Fire and Casualty.
               -----------------

               (a) Subtenant shall promptly notify Sublessor if the Subleased Premises are damaged by fire or other casualty.

               (b) If the Master Lease is terminated by Sublessor or Master Lessor pursuant to Section 22 of the Master Lease as a result of a fire or other casualty, this Sublease shall terminate as of the date that the Master Lease terminates.

               (c) If the Master Lease is not terminated by Sublessor or Master Lessor as a result of fire or casualty, the rights of Sublessor shall be determined in accordance with this Subparagraph 16(c) and Subparagraphs 16(d) and 16(e). If the Subleased Premises are damaged by fire or other casualty not occurring through the negligence or willful misconduct of Subtenant, Sublessor shall seek to have such damage repaired by Master Lessor in accordance with the Master Lease. If the Master Lessor fails to repair such damage (unless such damage occurs through the negligence or willful misconduct of Sublessor in which event subparagraph 17(e) shall govern) within a reasonable time after receiving notice of the damage and in any event, not later than such length of time as would be required with the exercise of due diligence and dispatch, Subtenant, as its exclusive remedy for such failure shall have the right to terminate this Sublease after thirty days notice to Sublessor.

               (d) If the Subleased Premises are so damaged by fire or other casualty that they cannot reasonably be used by Subtenant or if damage occurs to other parts of the Building which renders the Subleased Premises not reasonably usable by Subtenant for Subtenant's business purposes, and if as a result of such damage the Master Lease is terminated and/or Sublessor's obligation to pay rent under the Master Lease is abated with respect to all or a portion of the Subleased Premises, this Sublease shall be terminated and/or Subtenant's obligation to pay rent under the Sublease shall likewise be abated with respect to the corresponding portion of the Subleased Premises until such time as Sublessor's obligation to pay rent is reinstated under the Master Lease.

               (e) In the event of any damage to or destruction of the Subleased Premises which is caused by the negligence or willful misconduct of Subtenant or any of its officers, employees, guests or invitees, whether or not the Subleased Premises are thereby rendered untenantable, this Sublease shall continue in full force and effect, rent and other sums payable hereunder shall not be abated or reduced and Subtenant shall be liable for all costs and expenses of repairing such damage or destruction and restoring the Subleased Premises to their condition on the Sublease Commencement Date, reasonable wear and tear excepted.

          17.  Condemnation.
               ------------

               (a) If the Master Lease is terminated by Sublessor or Master Lessor pursuant to Section 23 of the Master Lease as a result of a taking or condemnation under the power of eminent domain, this Sublease shall terminate as of the date that the Master Lease terminates.

               (b) If the Master Lease is not terminated by Master Lessor or Sublessor pursuant to Section 23 and a taking or condemnation under the power of eminent domain has occurred, Subtenant's rights shall be determined in accordance with this Subparagraph 17 (b) and Subparagraph 17(c). If the whole or any substantial part of the Subleased Premises shall be taken or condemned under the power of eminent domain, then this Sublease shall terminate as of the date possession thereof is taken by the condemning authority and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Subleased Premises is taken or condemned under the power of eminent domain, then this Sublease shall continue in full force and effect as to the portion of the Subleased Premises not so taken or condemned, except that, as of the date possession thereof is taken by the condemning authority, Subtenant shall not be required to pay Rent with respect to the portion of the Subleased Premises taken or condemned. For purposes of this Paragraph 17, a substantial part of the Subleased Premises shall be considered to have been taken if such taking has the effect of preventing Subtenant from efficiently utilizing the remaining portion of the Subleased Premises for the conduct of its business.

               (c) All awards, damages and other compensation paid by the condemning authority on account of any taking or condemnation shall belong to Sublessor, and Subtenant hereby assigns to Sublessor all rights to such awards, damages and compensation; provided, however, that nothing herein shall preclude Subtenant from claiming or receiving payment for business dislocation damages, unamortized Subtenant improvements actually paid for by Subtenant, damages to Subtenant's trade fixtures and moving expenses ("Subtenant Damages") so long as the amount of same specifically relates to Subtenant and the Subleased Premises and the amount of same is not subtracted from the award, other than Subtenant Damages, which Sublessor or Master Lessor is entitled to receive. However, to the extent Subtenant can clearly substantiate that a portion of an award paid to Sublessor constitutes payment for Subtenant Damages, then Sublessor shall pay such portion over to Subtenant. Subtenant agrees not to make any claim against P-caster Lessor or the condemning authority for any portion of such award or compensation attributable to damages to property, the value of the unexpired Term, the loss of profits or goodwill, leasehold improvements or severance damages.

          18.  Holding Over. Sublessor hereby advises Subtenant of, and
               -----------
Subtenant acknowledges, the importance to Sublessor of regaining possession of the Subleased Premises promptly at the expiration of this Sublease. Therefore, in the event Subtenant shall fail to vacate the Subleased Premises at the expiration or earlier termination of this Sublease without having obtained Sublessor's prior written approval, or if Subtenant shall hold over with Sublessor's approval and subsequently shall fail to vacate the Subleased Premises within five (5) days after receipt of Sublessor's notice to vacate the Subleased Premises, then, in either such event, Sublessor, at its option, (and without any way limiting or abridging Sublessor's other remedies hereunder) shall have the right to re-enter forthwith and take possession of the Subleased Premised without process or to institute proceedings for the eviction or removal of Subtenant and the recovery of possession of the Subleased Premises. In addition, at Sublessor's option, Subtenant's holding over shall be construed as a month-by-month tenancy subject to all the terms, conditions and obligations set forth in this Sublease, except that Rent payable by Subtenant shall equal the greater of (i) the total of all Base Rent and all additional rent payable by Sublessor for the Main Premises during Subtenant's period of holding over; or
(ii) twice the Rent that would have been payable with respect to such hold-over period under this Sublease during the Term.

          19.  Broker's Commissions. Sublessor represents and warrants that
               --------------------
Sublessor has employed no broker other than Jackson-Cross Company, and Subtenant represents and warrants that Subtenant has employed no broker other than Noel-Lane Commercial Real Estate Advisors ("Noel-Lane"), in connection with this Sublease. Sublessor agrees to be responsible for payment of a brokerage commission to Jackson-Cross Company on account of this Sublease in accordance with Sublessor's separate agreement with Jackson-Cross Company. The fee payable to Noel-Lane shall not be the responsibility of Sublessor or Subtenant and is covered by separate agreement between Noel-Lane and Jackson-Cross Company.

Sublessor and Subtenant each agree to indemnify and hold harmless the other party from any claims, damages and expenses, including reasonable attorneys' fees, incurred by the other party as a result of any alleged breach by such party of its representation and warranty set forth in this Paragraph 19.

          20.  Security Deposit. Simultaneously with the execution of this
               ----------------
Sublease, Subtenant shall deposit with Sublessor a security deposit in the amount of $23,915.34. Such security deposit shall be security for the performance by Subtenant of all of Subtenant's obligations, covenants, conditions and agreements under this Sublease. Provided that Subtenant has not at any time been in default of any monetary obligations under this Sublease, within thirty days of the written request of Subtenant, (such notice not to be delivered before July 31, 2000), Sublessor shall return the sum of $11,957.67 to Subtenant. Within approximately thirty (30) days after the later of (a) the expiration or earlier termination of the Term of this Sublease, or (b) Subtenant's vacating the Subleased Premises, Sublessor shall return the remaining balance of such security deposit to Subtenant, less such portion thereof as Sublessor shall have appropriated to satisfy any default under this Sublease by Subtenant. If there shall be any default under this Sublease by Subtenant, then Sublessor shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Rent, additional rent or any other sum as to which Subtenant is in default, or (b) amount Sublessor may spend or become obligated to spend, or for the compensation of Sublessor for any losses incurred, by reason of Subtenant's default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Subleased Premises. If any portion of the security deposit is so used or applied, then within three (3) business days after receipt of written notice to Subtenant of such use or application, Subtenant shall deposit with Sublessor cash in an amount sufficient to restore the security deposit to its original amount, and Subtenant's failure to do so shall constitute a default under this Sublease. Subject to the rights of Sublessor with respect to the security deposit as set forth herein, Sublessor shall hold the security deposit in trust for Subtenant in an FDIC insured banking institution. Sublessor shall not be required to pay or forward to Subtenant any interest accrued with respect to the security deposit and any interest earned thereon shall be retained by Sublessor.

          21.  Lease-Purchase of Sublessor's Personalty. Subtenant agrees to
               ----------------------------------------
lease from Sublessor, for a term of 61 months, certain items of Sublessor's personal property as set forth on Exhibit D attached hereto ("Sublessor's
                                  ---------
Personalty") subject to the following terms and conditions:

               (a) The total rent payable with respect to Sublessor's Personalty shall be $201,400.00. Upon execution of this Sublease, Subtenant shall pay an initial installment of rent for the Sublessor's Personalty in the amount of $25,000.00. On the fifth day of each month thereafter for 60 months, Subtenant shall pay to Sublessor monthly installments of rent for Sublessor's Personalty in the amount of $2,940.00 each. All payments of rent for the Sublessor's Personalty shall be payable to Sublessor as provided in section 3 of this Sublease.

               (b) Subtenant agrees to accept the Sublessor's Personalty in "as-is" condition and Sublessor makes no representation or warranty of any kind whatsoever as to the condition of Sublessor's Personalty or as to its suitability for any particular purpose. Subtenant shall not remove Sublessor's Personalty from the Subleased Premises.

               (c) Subtenant agrees to maintain Sublessor's Personalty in substantially the same condition as it exists as of the date of this Sublease, reasonable wear and tear excepted. Subtenant agrees to assume the risk of loss of Sublessor's Personalty until it is returned to Sublessor. Subtenant shall maintain insurance against all risks of loss in an amount not less than the replacement cost, and will list Sublessor as the loss payee and additional insured. Such policy shall contain an endorsement prohibiting cancellation or a material change in coverage without first giving Sublessor at least thirty (30) days' prior notice. Certificates evidencing such insurance shall be delivered to Sublessor on or before the Sublease Commencement Date and at least forty-five
(45) days prior to such policy expiration date. Failure to maintain such insurance shall constitute a default under this Sublease.

               (d) In the event Subtenant fails to make any payment under this Sublease for Rent or otherwise, or fails to make any payment set forth in this section with respect to rent for Sublessor's Personalty, Subtenant shall be deemed to be in default under this Sublease and, Sublessor shall be entitled to exercise any and all remedies set forth under Section 14 hereof.

               (e) Subject to the provisions of subparagraph (f) below, Subtenant agrees that Sublessor will have sole title to Sublessor's Personalty during the Term, and Subtenant agrees that this is a "true lease" with respect to Sublessor's Personalty and not one intended as security for purposes of
Section 1-201 (37) of the Uniform Commercial Code. Subtenant hereby agrees to execute such documents, including, without limitation, UCC-1 Financing Statements, as are necessary to evidence and perfect Sublessor's interest in Sublessor's Personalty and Subtenant agrees to pay all actual filing fees in connection therewith. If the provisions of this Section 21 are ever determined to be other than a true lease, Subtenant hereby grants to Sublessor a security interest in Sublessor's Personalty and agrees that the Financing Statements will create a perfected security interest in Sublessor's favor. The Sublessor's Personalty is considered personal property, and Subtenant will not permit any liens or encumbrances to be placed against Sublessor's Personalty.

               (f) Provided Subtenant is not in monetary default under this Sublease and has made all rent payments required under this Section 21, Sublessor agrees that Subtenant may purchase Sublessor's Personalty on August 1, 2001 for the sum of $1.00. After such purchase has been consumated, this Section 21 shall be of no further force and effect, and Sublessor agrees to release any security interest or other lien Subtenant may have granted to Sublessor with respect to Sublessor's Personalty.

          22.  Right to Relocate. At any time during the Term, Sublessor shall
               -----------------
have the right, in its sole discretion, to relocate Subtenant, at Sublessor's expense, to comparable space on the 7th floor of the Building. Such right to relocate Subtenant shall not include any right to relocate Subtenant from the space marked "Proposed Computer Room" on the attached Exhibit A. Sublessor
                                                      ---------
agrees that any relocation shall include, without limitation, at Sublessor's sole expense, Subtenant's phone system and phone wiring, non-computer room computers and cabling, furnishings, alarm systems and stationary. Sublessor shall exercise such option by delivery of written notice to Subtenant at least sixty (60) days prior to the date Sublessor wishes to relocate Subtenant. Following Sublessor's election to relocate, as aforesaid, Sublessor and Subtenant shall promptly amend this Sublease in order to (i) properly identify the Subleased Premises and the rentable square footage of the same; and (ii) make any other changes necessary to reflect such relocation.

          23.  Right of First Notification Regarding Contiguous Space. In the
               ------------------------------------------------------
event Sublessor at any time during the Term, desires to sublease vacant space on the seventh (7th) floor of the Building which is contiguous to the Subleased Premises (the '-Contiguous Space"), Sublessor, prior to notification of any third party other than Master Lessor, shall notify Subtenant in writing of such available space, on each occasion that Sublessor desires to sublease the Contiguous Space, provided that Subtenant is not in default under this Sublease. If Subtenant desires to sublease the space in question, Subtenant may so notify Sublessor, provided that neither Subtenant nor Sublessor shall have any liability or obligation to the other regarding the Contiguous Space, including no obligation to engage in negotiations, unless and until a mutually acceptable written sublease covering the Contiguous Space shall be fully executed, if ever, between Sublessor and Subtenant.

          24.  ERISA Representations. Subtenant agrees to be bound by the
               ---------------------
 representations, warranties and covenants set forth in paragraph 41 of the Master Lease attached hereto as Exhibit B.
                                 ---------

          25.  Quiet Enjoyment. Sublessor represents and warrants that it has
               ---------------
full right and authority to enter into this Sublease and that Subtenant, while paying Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Subleased Premises for the Term without hindrance or molestation from Sublessor or parties claiming under or through Sublessor, subject to the terms and provisions of this Sublease.

          26.  Guaranty. Contemporaneously herewith, and as a condition
               --------
precedent hereto, Ashton Technology Group has executed and delivered to Sublessor a Guaranty Agreement guaranteeing all of Subtenant's obligations under this Sublease.

          27.  General Provisions.
               ------------------

               (a) The waiver by Sublessor of a breach of any covenant, obligation or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of any covenant, obligation or condition of this Sublease.

               (b) This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               (c) This Sublease constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by the parties hereto.

               (d) If any provision of this Sublease is declared invalid or unenforceable, the remainder of the Sublease shall continue in full force and effect.

               (e) All notices required or permitted to be given to Sublessor hereunder shall be hand-delivered or mailed by certified mail, return receipt requested to Federal National Mortgage Association, Suite 800, 1900 Market Street, Philadelphia, PA 19103, Attention: Assistant Vice President, Regional Finance and Resource Management, with a copy to Vice President - Counsel, 1900 Market Street, Suite 800, Philadelphia, PA 19103 or to such other individual(s) at such address(es) as Sublessor shall from time to time designate. All notices required or permitted to be given to Subtenant hereunder shall be hand delivered, or mailed by certified mail, return receipt requested to the Subtenant at 1900 Market Street, Suite 701, Philadelphia, PA 19103 or to such other individual at such address as Subtenant shall from time to time designate in writing.

               (f) Paragraph headings are used herein solely for reference purposes and are not to be construed as part of this Sublease.

               (g) This Sublease may be executed in counterpart copies, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

               (h)  Time is of the essence under this Sublease.

               (i) Sublessor and Subtenant each hereby waives trial by jury in any action, proceeding or counterclaim brought by either party against the other in connection with any matter arising out of or connected with the Sublease, Subtenant's use or occupancy of the Subleased Premises and/or any claim of injury or damage.

          IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

                                        Sublessor:

ATTEST:                                 FEDERAL NATIONAL MORTGAGE ASSOCIATION

By: /s/ Kathleen McNabb                 By: /s/ Howard Rebin
    ---------------------------             ----------------------------------
    Title: Assistant Secretary              Its:

[SEAL]

ATTEST:                                 Subtenant:

                                        UNIVERSAL TRADING TECHNOLOGIES CORP.


By: /s/                                 By: /s/ Robert Eprile
    ---------------------------             ----------------------------------
    Title: Secretary                        Its: President

[SEAL]